Exhibit 10.27

LipoScience, Inc.

2008 Director Compensation Plan

Effective June 16, 2008

Amended June 18, 2009; February 3, 2010;

and May 24, 2011

Directors of LipoScience, Inc. (the “Company”) who are neither employees of the Company nor representatives of institutional investors in the Company (hereinafter “independent directors”) shall be entitled to receive the following compensation for their service as directors:

1)	Initial Option Grant: Upon his or her election or appointment to the Board of Directors, the independent director shall be granted an option to purchase 40,000 shares of common stock. Such options shall be nonstatutory options, issued under the Company’s 2007 Stock Incentive Plan or such other equity compensation plan as the Company may in the future adopt (the “Plan”). The options shall have an exercise price equal to 100% of the fair market value of the common stock on the date of grant and shall vest and become exercisable annually over two (2) years, subject to the independent director’s continued service on the Board; provided however, that any options under the Initial Option Grant which are vested upon termination of the independent director’s service on the Board shall remain exercisable until the Final Exercise Date as defined in the Notice of Nonstatutory Stock Option executed in connection with the Initial Option Grant. The effective date of the grant shall be the date the independent director is elected or appointed to the Board of Directors.

2)	Annual Option Grant: On each anniversary of the independent director’s election or appointment to the Board of Directors, the independent director shall be granted an additional option to purchase 20,000 shares of common stock, or if the independent director serves, or will serve for the upcoming year, as Chairman of the Board of Directors, an option to purchase 30,000 shares of common stock. The effective date of the grant shall be the anniversary date of the independent director’s election or appointment to the Board of Directors. Such options shall be nonstatutory options issued under the Plan. The options shall have an exercise price equal to the fair market value of the common stock on the date of grant and shall vest monthly over a 12 month period, subject to the independent director’s continued service on the Board; provided however, that any options under the Annual Option Grant which are vested upon termination of the independent director’s service on the Board shall remain exercisable until the Final Exercise Date as defined in the Notice of Nonstatutory Stock Option executed in connection with the Annual Option Grant.

3)

Grant to Chairman of Committees: Upon his or her election or appointment as Chairman of the Compensation Committee or the Audit Committee of the Board of Directors, to the extent that such person is an independent director, such independent director shall be granted a nonstautory option to purchase 3,500 shares of common stock at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, which option shall vest and become exercisable over a 12 month period, subject to the independent director’s continued service as Chairman of the respective Committee. On each anniversary date of the independent director’s election or appointment as Chairman of the Compensation Committee or the Audit Committee of the Board of Directors, such independent director shall be granted an additional nonstatutory option to purchase 3,500 shares of common stock at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, which option shall vest and become exercisable over a 12 month period, subject to the independent director’s continued service as Chairman of the respective Committee; provided however, that any options under the Grants to Chairman of Committees which are vested upon termination of the committee chairman’s service as a committee chairman and/or on the Board shall remain exercisable until the Final Exercise Date as defined in the Notice of Nonstatutory Stock Option executed in connection with the Grant to Chairman of Committees. The effective date of the respective grant shall be the date the independent director is elected or appointed as Chairman of the respective Committee, or the anniversary date of the independent director’s election or appointment as Chairman of the respective Committee, as the case may be.

4)	Acceleration upon Change of Control: Any option granted pursuant to the foregoing shall become fully vested and exercisable upon the occurrence of a Change of Control, as such term is defined in the Plan.

5)	Annual Cash Retainer: Upon his or her election or appointment to the Board of Directors, each independent director shall be entitled to an annual cash retainer in the amount of $20,000 per year, payable in quarterly installments immediately preceding each calendar quarter (and payable on a prorated basis if such independent director serves for only a portion of a calendar year). If the independent director serves, or will serve for the upcoming year, as Chairman of the Board of Directors, such independent director shall be entitled to an annual cash retainer in the amount of $30,000 per year, payable in quarterly installments immediately preceding each calendar quarter (and payable on a prorated basis if such independent director serves as Chairman for only a portion of the calendar year).

6)	Expense Reimbursement: The independent director shall be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors or committees of the Board.